WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of September 30, 2006 was $98.86, an increase of +1.50% from the August 31, 2006 value of $97.40. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +2.44% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($5,215.01)
Change in Unrealized Gain/(Loss)	$20,776.51
Gain/(Loss) on Other Investments	($387.32)
Brokerage Commission	($377.26)

Total Trading Income	$14,796.92
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$193.20
Management Fees	$346.69
Advisory Fees	$1,772.47
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$3,273.84

Total Expenses	$5,586.20
Interest Income	$3,283.33
Net Income(Loss) from the Period	$12,494.05

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$832,062.03	$97.40
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$12,494.05

Month End	$844,556.08	$98.86
Monthly Rate of Return	1.50%
Year to Date Rate of Return	2.44%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of September 30, 2006 was $93.03, a decrease of -4.68% from the August 31, 2006 value of $97.60. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -4.75% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($88,668.00)
Change in Unrealized Gain/(Loss)	$29,312.64
Gain/(Loss) on Other Investments	($466.07)
Brokerage Commission	($615.87)

Total Trading Income	($60,437.30)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$343.33
Management Fees	$579.08
Advisory Fees	$3,348.61
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$5,447.61

Total Expenses	$9,718.63
Interest Income	$5,143.48
Net Income(Loss) from the Period	($65,012.45)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,389,792.52	$97.60
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($65,012.45)

Month End	$1,324,780.07	$93.03
Monthly Rate of Return	-4.68%
Year to Date Rate of Return	-4.75%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of September 30, 2006 was $93.71, an increase of +0.48% from the August 31, 2006 value of $93.26. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -2.82% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$2,756.75
Change in Unrealized Gain/(Loss)	($1,565.54)
Gain/(Loss) on Other Investments	($3.42)
Brokerage Commission	($105.84)

Total Trading Income	$1,081.95
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$41.28
Management Fees	$70.46
Advisory Fees	$283.52
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$663.27

Total Expenses	$1,058.53
Interest Income	$793.10
Net Income(Loss) from the Period	$816.52

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$169,092.88	$93.26
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$816.52

Month End	$169,909.40	$93.71
Monthly Rate of Return	0.48%
Year to Date Rate of Return	-2.82%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of September 30, 2006 was $96.60, a decrease of -0.77% from the August 31, 2006 value of $97.35. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -0.80% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($1,069,740.93)
Change in Unrealized Gain/(Loss)	$766,834.70
Gain/(Loss) on Other Investments	($17,420.46)
Brokerage Commission	($32,852.86)

Total Trading Income	($353,179.55)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$15,529.03
Management Fees	$26,897.07
Advisory Fees	$132,819.32
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$215,176.57

Total Expenses	$390,421.99
Interest Income	$245,779.52
Net Income(Loss) from the Period	($497,822.02)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$64,552,970.14	$97.35
Addition	$3,700,209.00
Withdrawal	($521,782.97)
Net Income/(Loss)	($497,822.02)

Month End	$67,233,574.15	$96.60
Monthly Rate of Return	-0.77%
Year to Date Rate of Return	-0.80%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of September 30, 2006 was $97.25, an increase of +1.66% from the August 31, 2006 value of $95.65. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -2.75% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($5,717.69)
Change in Unrealized Gain/(Loss)	$22,779.15
Gain/(Loss) on Other Investments	($424.66)
Brokerage Commission	($413.64)

Total Trading Income	$16,223.16
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$211.82
Management Fees	$380.53
Advisory Fees	$1,943.32
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,071.26

Total Expenses	$4,606.93
Interest Income	$3,586.88
Net Income(Loss) from the Period	$15,203.11

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$913,274.68	$95.65
Addition	$75,000.00
Withdrawal	$0.00
Net Income/(Loss)	$15,203.11

Month End	$1,003,477.79	$97.25
Monthly Rate of Return	1.66%
Year to Date Rate of Return	-2.75%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of September 30, 2006 was $86.08, a decrease of -4.51% from the August 31, 2006 value of $90.15. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -13.92% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($30,191.96)
Change in Unrealized Gain/(Loss)	$9,981.10
Gain/(Loss) on Other Investments	($158.70)
Brokerage Commission	($209.70)

Total Trading Income	($20,579.26)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$116.91
Management Fees	$67.14
Advisory Fees	$1,140.22
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,198.16

Total Expenses	$2,522.43
Interest Income	$1,705.53
Net Income(Loss) from the Period	($21,396.16)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$473,943.34	$90.15
Addition	$1,000.00
Withdrawal	$0.00
Net Income/(Loss)	($21,396.16)

Month End	$453,547.18	$86.08
Monthly Rate of Return	-4.51%
Year to Date Rate of Return	-13.92%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending September 30, 2006

Dear Interest Holder:

Enclosed is the report for the period of September 30, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of September 30, 2006 was $94.65, a decrease of -0.62% from the August 31, 2006 value of $95.24. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -5.35% as of September 30, 2006.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($44,424.50)
Change in Unrealized Gain/(Loss)	$31,649.38
Gain/(Loss) on Other Investments	($708.15)
Brokerage Commission	($1,308.51)

Total Trading Income	($14,791.78)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$620.96
Management Fees	$1,075.82
Advisory Fees	$5,330.51
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,303.30

Total Expenses	$11,330.59
Interest Income	$10,146.08
Net Income(Loss) from the Period	($15,976.29)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$2,581,975.28	$95.24
Addition	$404,000.00
Withdrawal	$0.00
Net Income/(Loss)	($15,976.29)

Month End	$2,969,998.99	$94.65
Monthly Rate of Return	-0.62%
Year to Date Rate of Return	-5.35%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

/s/ Kenneth A. Shewer	/s/ Marc S. Goodman
Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2